UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2018

Biostar Angel Stem Cell Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-55810	82-1873024
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

419 Hindry Avenue, Suite E

Inglewood, California 90301

(Address of principal executive office)(Zip Code)

(424) 227-9568

(Registrant’s telephone number, including area code)

Lily Grove Acquisition Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 2, 2018, Keewon Ra resigned as the Chief Financial Officer (principal financial officer) of Biostar Angel Stem Cell Corporation (the “Company”).

Effective July 2, 2018, the Board of Directors of the Company appointed Won Ho Chun to serve as the Chief Financial Officer (principal financial officer) of the Company.

Mr. Chun, age 58, was appointed as the Chief Financial Officer of the Company effective July 2, 2018. During the past 5 years prior to the appointment, he was the president of C&Y Accountants, Inc. and practiced public accounting services focusing mainly on accounting and tax matters as a Certified Public Accountant. Mr. Chun has served as a director of US Metro Bank in Garden Grove, California since 2014. He serves as the Chairman of Audit Committee and as a member of Directors Loan Committee and Asset/Liability Committee of US Metro Bank. Mr. Chun was an adjunct professor at the University of Redlands in Redland, California, teaching accounting and finance courses between 2014 and 2018. Mr. Chun received M.B.A. and Master of Professional Accounting from the Foster School of Business at the University of Washington in Seattle, Washington. He received B.A with a major in English and a minor in Business Administration from Hankuk University of Foreign Studies in Seoul, Korea.

There is no arrangement or understanding between Mr. Chun and any other persons pursuant to which he was appointed the Company’s Chief Financial Officer, and there is no family relationship between Mr. Chun and any directors or executive officers of the Company.

Concurrently with his appointment as Chief Financial Officer (principal financial officer) of the Company, Mr. Chun and the Company entered into an Employment Agreement in the form filed herewith as Exhibit 10.1. Pursuant to the terms of the Employment Agreement, Mr. Chun will serve as the Chief Financial Officer (principal financial officer) of the Company for a term of five (5) years unless the Employment Agreement is terminated earlier in accordance with the terms and conditions thereof. Mr. Chun will initially receive an annual base salary of Three Hundred Fifteen Thousand Dollars ($315,000), which shall be subject to annual review by the Company and may be adjusted upward in the discretion of the Company but in no event may be adjusted downwards. Mr. Chun shall be eligible to participate in any annual bonus compensation plan established by the Company from time-to-time, and shall be entitled to reimbursement of out-of-pocket, reasonable and customary business expenses incurred in the course of performing his duties pursuant to the Employment Agreement. Mr. Chun shall be entitled to participate in any employee benefit plans and arrangements maintained by the Company from time-to-time subject to the eligibility requirements and other terms and conditions thereof. Mr. Chun shall also be entitled to paid time off as detailed in the Employment Agreement. Prior to September 1, 2018, Mr. Chun is expected to purchase One Hundred Thousand (100,000) shares of common stock, par value $0.0001 per share, at fair value from the authorized but unissued shares of capital stock of the Company. In the event Mr. Chun is terminated without “Cause” (as that term is defined in the Employment Agreement), Mr. Chun shall be entitled to receive severance in a lump sum amount equal to two years of his base salary as in effect at the time of termination. Finally, Mr. Chun shall be subject to an employee non-solicitation covenant for two (2) years following termination of his employment with the Company. The foregoing brief description of the material terms and conditions of the Employment Agreement are qualified in their entirety by reference to the form of Employment Agreement itself a copy of which is filed herewith as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits

Exhibit Number

10.1 Employment Agreement made and effective as of July 2, 2018 by and between Biostar Angel Stem Cell Corporation and Won Ho Chun.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSTAR ANGEL STEM CELL CORPORATION

	By:	/s/ Keewon Ra
Keewon Ra
Chief Executive Officer

Date: July 3, 2018